Bank of South Carolina Corporation
P.O. Box 538
Charleston, SC 29402

CONTACT:	Sheryl G. Sharry
TELEPHONE:	(843) 724-1500
DATE:	June 24, 2010

FOR USE: IMMEDIATE

NEWS RELEASE

FOR IMMEDIATE RELEASE

Bank of South Carolina Corporation Declares Dividend

Charleston, SC – The Board of Directors of Bank of South Carolina Corporation, (Nasdaq: BKSC) the parent Company for The Bank of South Carolina, declared a $.10 per share quarterly dividend payable July 30, 2010 to shareholders of record as of July 9, 2010.  Hugh C. Lane, Jr., President and Chief Executive Officer of The Bank of South Carolina, stated, “We feel good about our performance and the decisions we have made in this difficult and volatile environment. We are well positioned for the recovery and for what the 'new normal' will be in the future.”

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community.  Our website iswww.banksc.com.  Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol “BKSC”.  Select market makers for Bank of South Carolina Corporation Common Stock are: Knight Equity Markets, LP and USB Securities, LLC.